EXHIBIT 10.29


                        THE MULTICARE COMPANIES, INC.
                      NONQUALIFIED STOCK PURCHASE PLAN





Table of Contents
                                                       Page
SECTION 1 - PURPOSE                                      1

SECTION 2 - DEFINITIONS                                  1

     2.1  "Board of Directors"                           1
     2.2  "Code"                                         1
     2.3  "Committee"                                    1
     2.4  "Common Stock"                                 1
     2.5  "Common Stock Account"                         1
     2.6  "Company"                                      1
     2.7  "Custodian"                                    1
     2.8  "Eligible Compensation"                        1
     2.9  "Eligible Employee"                            1
     2.10 "Employer"                                     2
     2.11 "Entry Date"                                   2
     2.12 "Fair Market Value"                            2
     2.13 "Participant"                                  2
     2.14 "Payroll Deduction Account"                    2
     2.15 "Plan"                                         2
     2.16 "Plan Year"                                    2
     2.17 "Purchase Period"                              2

SECTION 3 - ELIGIBILITY                                  2

     3.1  General Rule                                   2
     3.2  Leave of Absence                               2
     3.3  Common Stock Account                           2

SECTION 4 - PARTICIPATION AND PAYROLL DEDUCTIONS         3
     4.1  Enrollment                                     3
     4.2  Amount of Deduction Accounts                   3
     4.3  Subsequent Plan Years                          3
     4.4  Changes in Participation                       3

SECTION 5 - OFFERINGS                                    3
     5.1  Maximum Number of Shares                       4
     5.2  Exercise of Options                            4
     5.3  Oversubscription of Shares                     5
     5.4  Limitations on Grant and Exercise of Options   5

SECTION 6 - DISTRIBUTIONS OF COMMON STOCK ACCOUNTS       5
     5.1  Termination of Employment                      5
     5.2  In-Service Withdrawals                         5

SECTION 7 - DIVIDENDS ON SHARES                          5

SECTION 8 - RIGHTS AS A STOCKHOLDER                      6

SECTION 9 - OPTIONS NOT TRANSFERABLE                     6

SECTION 10 - COMMON STOCK                                6

     10.1 Reserved Shares                                6
     10.2 Restrictions on Exercise                       6
     10.3 Restrictions on Sale                           6
     10.4 Additional Restrictions of Rule 16b-3          7

SECTION 11 - ADJUSTMENT UPON CHANGES IN CAPITALIZATION   7

SECTION 12 - ADMINISTRATION                              7

     12.1 Appointment                                    7
     12.2 Authority                                      7
     12.3 Committee Procedures                           7
     12.4 Duties of Committee                            8
     12.5 Plan Expenses                                  8
     12.6 Indemnification                                8

SECTION 13 - AMENDMENT AN TERMINATION                    8

     13.1 Amendment                                      8
     13.2 Termination                                    8

SECTION 14 - EFFECTIVE DATE                              9

SECTION 15 - GOVERNMENTAL AND OTHER REGULATIONS          9

SECTION 16 - NO EMPLOYMENT RIGHTS                        9

SECTION 17 - WITHHOLDING                                 9

SECTION 18 - OFFSETS                                     10

SECTION 19 - NOTICES, ETC.                               10

SECTION 20 - CAPTIONS, ETC.                              10

SECTION 21 - EFFECT OF PLAN                              10

SECTION 22 - GOVERNING LAW                               11

SECTION 23 - TRANSFERABILITY                             11



                                  SECTION 1

                                   PURPOSE

     The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Common Stock by current and future Eligible Employees.

                                  SECTION 2

                                 DEFINITIONS

     When used herein, the following terms shall have the following meanings:

     2.1  "Board of Directors" means the Board of Directors of the Company.

     2.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

     2.3 "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to Section 12.

     2.4 "Common Stock" means common stock, par value $0.01 per share, of the Company.

     2.5 "Common Stock Account" means the account established with, and maintained by, the Custodian, for the purpose of holding Common Stock purchased pursuant to this Plan.

     2.6  "Company"  means  The  Multicare  Companies,  Inc.,  a   Delaware
corporation, and its successors and assigns.

     2.7 "Custodian" means the agent selected by the Company to hold Common Stock purchased under the Plan.

     2.8  "Eligible  Compensation"  means  the  sum  of:   (i)  the   total
compensation paid to an Eligible Employee by the Employer which is subject to tax under Code section 3402, or any successor provision thereto (or which would be subject to tax thereunder if the employee were fully subject to Federal income tax with respect to such compensation), plus (ii) amounts deferred under a plan of the Employer intended to qualify under Code section 401(k) (a "401(k) Plan") by such Eligible Employee, plus (iii) amounts deferred under a plan of the Employer intended to qualify under Code section 125.

     2.9 "Eligible Employee" means each employee of the Employer who has completed at least six months of employment.


     2.10 "Employer" means any non-corporate entity that, directly or indirectly, controls or is controlled by, or is under common control with, the Company, and that has been designated by the Board of Directors as a participating employer under the Plan.

     2.11 "Entry Date" means the first day of each Purchase Period.

     2.12 "Fair Market Value" means the mean of the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange or such other exchange on which the shares of Common Stock are principally traded on the date in question or, if the Common Stock shall not have been traded on such date, the mean of the high and low sales prices on the first day prior thereto on which the Common Stock was so traded, or, if the Common Stock was not so traded, such other amount as may be determined by Committee in its sole discretion.

     2.13 "Participant"  means  an  Eligible  Employee  who  has  met   the
requirements of Section 3 and has elected to participate in the Plan pursuant to Section 4.1.

     2.14 "Payroll Deduction Account" means the bookkeeping entry established by the Employer for each Participant pursuant to Section 4.3.

     2.15 "Plan" means The Multicare Companies, Inc. Nonqualified Stock Purchase Plan as set forth herein and as amended from time to time.

     2.16 "Plan Year" means the 1996 calendar year and each calendar year thereafter.

     2.17 "Purchase Period" means each calendar quarter commencing on and after the effective date of the Plan. Each such Purchase Period shall begin on the first day of the calendar quarter and end on the last day of that calendar quarter.

                                  SECTION 3

                                 ELIGIBILITY

     3.1 General Rule. Subject to Section 3.3, an Eligible Employee shall be eligible to become a Participant in the Plan beginning on the Entry Date coincident with or next following the date he becomes an Eligible Employee.

     3.2 Leave of Absence. Unless the Committee otherwise determines, a Participant on a paid leave of absence shall continue to be a Participant in the Plan so long as Participant is on such paid leave of absence. Unless otherwise determined by the Committee, a Participant on an unpaid leave of absence shall not be entitled to participate in any offering commencing after such unpaid leave has begun but shall not be deemed to have terminated employment for purposes of the Plan. A Participant who, upon failing to return to work following a leave of absence, is deemed not to be an employee, shall not be entitled to participate in any offering commencing after such termination of employment and such Participants Payroll Deduction Account shall be paid out in accordance with Section 6.1

     3.3 Common Stock Account. As a condition to participation in this Plan, each Eligible Employee shall be required to hold shares purchased hereunder in a Common Stock Account and such employees decision to participate in the Plan shall constitute the appointment of the Custodian as custodial agent for the purpose of holding such shares. Such Common Stock Account will be governed by, and subject to, the terms and conditions of a written agreement with the Custodian.

                                  SECTION 4

                    PARTICIPATION AND PAYROLL DEDUCTIONS

     4.1 Enrollment. Each Eligible Employee may elect to participate in the Plan for a Plan Year by completing an enrollment form prescribed by the Committee and returning it to the Employer on or before the date specified by the Committee.

     4.2 Amount of Deduction. The enrollment form shall specify an amount (in whole dollars) or percentage (in whole numbers) of Eligible Compensation which shall be withheld from the Participants regular paychecks, including bonus paychecks, if any, for the Plan Year. No amount shall be withheld in excess of the amount described in Section 5.4. The Committee, in its sole discretion, may authorize payment in respect of any option exercised hereunder by personal check.

     4.3 Payroll Deduction Accounts. Each Participants payroll deduction shall be credited, as soon as practicable following the relevant pay date, to a Payroll Deduction Account, pending the purchase of Common Stock in accordance with the provisions of the Plan. All such amounts shall be assets of the Employer and may be used by the Employer for any purpose. The Employer shall not be obligated to segregate the payroll deductions in any way. No interest shall accrue or be paid on amounts credited to a Payroll Deduction Account.

     4.4 Subsequent Plan Years. Unless otherwise specified prior to the beginning of any Plan Year on an enrollment form prescribed by the Committee, a Participant shall be deemed to have elected to participate in each subsequent Plan Year for which he is eligible to the same extent and in the same manner as at the end of the prior Plan Year.

     4.5  Changes in Participation.

     (a) At any time during a Plan Year, a Participant may cease participation in the Plan by completing and filing the form prescribed by the Committee with the Employer. Such cessation will become effective as soon as practicable following receipt of such form by the Employer, whereupon no further payroll deductions will be made and the Employer shall pay to such Participant an amount equal to the balance in the Participants Payroll Deduction Account as soon as practicable thereafter. To the extent then eligible, any Participant who ceases to participate may elect to participate again on any subsequent Entry Date in any calendar quarter after the quarter in which such Participant ceased to participate.

     (b) At any time during the Plan Year (but not more than once in any calendar quarter), a Participant may increase or decrease the percentage of Eligible Compensation subject to payroll deductions within the limits provided in Section 4.2 by filing the form prescribed by the Committee with the Employer. Such increase or decrease shall become effective with the first pay period following receipt of such form to which it may be practicably applied.

     (c) Any Participant who receives a distribution under a 401(k) Plan on account of hardship, as determined under such plan, shall be suspended from participation in the Plan for the same period as such Participants participation in the 401(k) Plan shall be suspended.

                                  SECTION 5

                                  OFFERINGS

     5.1 Maximum Number of Shares. The Plan will be implemented by making offerings of Common Stock during each Purchase Period until the maximum number of shares of Common Stock available under the Plan have been issued pursuant to the exercise of options.

     5.2  Exercise of Options.

     (a) Subject to Section 5.3, on the first day of each Purchase Period, each Participant shall be deemed, subject to Section 5.4, to have been granted an option to purchase on the last day of the Purchase Period, without any further action, the number of whole shares of Common Stock determined by dividing the amounts credited to the Participants Payroll Deduction Account on the last day of the Purchase Period by the Purchase Price (as determined in paragraph (b) below). All such shares shall be credited to the Participants Common Stock Account. The balance of any amount credited to the Participants Payroll Deduction Account which is not sufficient to purchase a whole share of Common Stock shall remain in the Payroll Deduction Account and shall be applied to the next offering under this Plan.

     (b) The Purchase Price for each share of Common Stock shall be equal to the lesser of (i) eighty-five percent (85%) of the Fair Market Value of each share on the first day of the Purchase Period or (ii) eighty-five percent

(85%) of the Fair Market Value of each share on the last day of such Purchase Period.

     5.3 Oversubscription of Shares. the total number of shares of which options are exercised on the last day of any Purchase Period exceeds the maximum number of shares available for the applicable offering, the Company shall make an allocation of the shares available for delivery and distribution among the Participants in as nearly a uniform manner as shall be practicable, and the balance of all amounts credited to Participants Payroll Deduction Accounts shall be applied to the next offering.

     5.4  Limitations on Grant and Exercise of Options.

     No option granted under this Plan shall permit a Participant to purchase stock under all employee stock purchase plans of the Employer at a rate which, in the aggregate, exceeds $25,000 of the Fair Market Value (payroll deductions not in excess of $21,250) of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

                                  SECTION 6

                    DISTRIBUTIONS OF COMMON STOCK ACCOUNT

     6.1 Termination of Employment If a Participants employment with the Employer terminates for any reason during a Plan Year, all shares credited to the Participants Common Stock Account shall be distributed, and any amount credited to the Participants Payroll Deduction Account shall be refunded, to the Participant or, in the event of the Participant=s death, to the Participants estate, as soon as practicable.

     6.2 In-Service Withdrawals. Prior to Participants termination of employment with the Employer, the Participant may withdraw some or all of the whole shares credited to the Participants Common Stock Account, as long as such shares have been held in the Participants Common Stock Account for a period of at least six (6) months.

                                  SECTION 7

                             DIVIDENDS ON SHARES

     All cash dividends paid with respect to shares of Common Stock held in a Participants Common Stock Account shall be invested automatically in whole shares of Common Stock purchased at 100% of Fair Market Value on the last day of the next Purchase Period. Notwithstanding the foregoing, the amount of any cash dividend which is not sufficient to purchase a whole share of Common Stock also shall be credited to the Participants Payroll Deduction Account as soon as practicable after the payment date of each dividend. All non-cash distributions paid on Common Stock held in a Participants Common Stock

Account shall be paid to the Participant as soon as practicable.

                                  SECTION 8

                           RIGHTS AS A STOCKHOLDER

     When the Participant purchases Common Stock pursuant to the Plan or when Common Stock is credited to the Participants Common Stock Account, the Participant shall have all of the rights and privileges of a stockholder of the Company with respect to the shares so purchased or credited, whether or not certificates representing full shares have been issued.

                                  SECTION 9

                          OPTIONS NOT TRANSFERABLE

     Options granted under the Plan are not transferable by the Participant other than by will or the laws of descent and distribution and are exercisable during the Participants lifetime only by the Participant.

                                 SECTION 10

                                COMMON STOCK

     10.1 Reserved Shares. There shall be reserved for issuance and purchase under the Plan and The Multicare Companies, Inc. Employee Stock Purchase Plan previously adopted by the Company an aggregate of 1,200,000 shares of Common Stock, subject to adjustment as provided in Section 11. Shares subject to the Plan may be shares now or hereafter authorized but unissued, treasury shares, or both.

     10.2 Restrictions on Exercise. In its sole discretion, the Board of Directors may require as conditions to the exercise of any option that shares of Common Stock reserved for issuance upon the exercise of an option shall have been duly listed on any recognized national securities exchange, and that either a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participants intention to purchase the shares for investment only and not for resale or distribution.

     10.3 Restriction on Sale Notwithstanding any other provision of the Plan to the contrary, shares of Common Stock purchased hereunder shall not be transferable by a Participant for a period of six (6) months immediately following the last day of the Purchase Period in which the shares were purchased.

     10.4 Additional Restrictions of Rule 16b-3 The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934 shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Securities Exchange Act of 1934 with respect to Plan transactions.

                                 SECTION 11

                  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     In the event of a subdivision or consolidation of the outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Plan shall be increased or decreased, as the case may be, proportionately, and such other adjustments shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustments shall be made as may be deemed equitable by the Board of Directors, in its sole discretion, to give proper effect to such event, subject to the limitations of Code section 424.

                                 SECTION 12

                               ADMINISTRATION

     12.1  Appointment The Plan shall be administered by the Committee.   The
Committee shall consist of two or more members who shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, in the Committee.

     12.2 Authority Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. If and to the extent required by Rule 16b-3 or any successor exemption which the Committee believes it is appropriate for the Plan to qualify, the Committee may restrict a Participants ability to participate in the Plan or sell any Common Stock received under the Plan for such period as the Committee deems appropriate or may impose such other conditions in connection with participation or distribution under the Plan as the Committee deems appropriate.

     12.3 Committee Procedures. The Committee may select one of its members as it Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may request advice or assistance or employ such other persons as are necessary for the proper administration of the Plan.

     12.4 Duties of Committee The Committee shall establish and maintain records of the Plan and of each Payroll Deduction Account and Common Stock Account established for any Participant hereunder.

     12.5 Plan Expenses The Company shall pay the fees and expenses of accountants, counsel, agents and other personnel and other costs and administration of the Plans.

     12.6 Indemnification To the maximum extent permitted by law, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such members behalf in such members capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Companys own assets), each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including fees, disbursements and other charges of legal counsel) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such persons own fraud, willful misconduct or bad faith. The foregoing shall not be deemed to limit the Companys obligation to indemnify any member of the Committee under the Companys Certificate of Incorporation or By-laws, or any other agreement between the Company and such member.

                                 SECTION 13

                          AMENDMENT AND TERMINATION

     13.1 Amendment The Board of Directors may amend the Plan in any respect; provided, however, that the Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action.

     13.2 Termination The Plan will terminate on the date that Participants become entitled to purchase a number of shares greater than the number of reserved shares available for purchase. In addition, the Plan may be terminated at any time, in the sole discretion of the Board of Directors.

                                 SECTION 14

                               EFFECTIVE DATE

     The Plan shall become effective on January 1, 1996, subject to approval by the Board of Directors.

                                 SECTION 15

                     GOVERNMENTAL AND OTHER REGULATIONS

     The Plan and the grant and exercise of options to purchase shares hereunder, and the Companys obligation to sell and deliver shares upon the exercise of options to purchase shares, shall be subject to all applicable Federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as, in the opinion of counsel to the Company, may be required.

                                 SECTION 16

                            NO EMPLOYMENT RIGHTS

     The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Employer and it shall not be deemed to interfere in any way with the Employers right to terminate, or otherwise modify, an employees employment at any time.

                                 SECTION 17

                                 WITHHOLDING

     As a condition to receiving shares hereunder, the Company may require the Participant to make a cash payment to the Employer of, or the Employer may withhold from any shares distributable under the Plan, an amount necessary to satisfy all Federal, state, city or other taxes as may be required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

                                 SECTION 18

                                   OFFSETS

     To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by such Participant to the Employer and to set off and apply the amounts so withheld to payment of any such amount owed to the Employer, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Committee, in its sole discretion, shall determine.

                                 SECTION 19

                                NOTICES, ETC.

     All elections, designations, requests, notices, instructions and other communications from a Participant to the Committee, the Company of the Employer required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

                                 SECTION 20

                               CAPTIONS, ETC.

     The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

                                 SECTION 21

                               EFFECT OF PLAN

     The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each Participant, including, without limitation, such Participants estate and the executors, administrators or trustees thereof, heirs, and legatees, and any receiver trustee in bankruptcy or representative of creditors of such Participant.

                                 SECTION 22

                                GOVERNING LAW

     The law of the State of Delaware shall govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                 SECTION 23

                               TRANSFERABILITY

     Neither payroll deductions credited to a Participants Payroll Deduction Account nor any rights with regard to the exercise of an option or to receive shares under the plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds in accordance with Section 4.5.